As of April 1, 2009

Emerging Vision, Inc.
100 Quentin Roosevelt Boulevard
Garden City, New York  11530

Attn:  Christopher G. Payan, CEO

Re:	M&T Bank with Emerging Vision, Inc. (the "Borrower")
Limited Waiver and Amendment to Revolving Line of Credit made available by M&TBank to the Borrower (the "Line of Credit” or the “Loan")

Dear Mr. Payan:

Manufacturers and Traders Trust Company (the "Bank") agreed to make available to the Borrower the Line of Credit pursuant to which the Borrower and the Bank entered into that certain Revolving Line of Credit Note and Credit Agreement dated as of August 7, 2007 (the “Note”) as same was amended by a Waiver and Amendment Letter dated as of November 14, 2008 (the "Amendment").

You have requested that the Bank waive the requirements under Paragraph (h) (3) of the “AFFIRMATIVE COVENANTS” Section of the Note for the 4th quarter of 2008.

You have also asked that the Bank amend and extend the Maturity Date of the Note as hereinafter set forth.

The Bank has agreed to the above requests provided, in conjunction therewith, (i) the Interest Rate of the Note shall be amended as set forth herein, (ii) Borrower shall pay a Waiver Fee, as hereinafter defined, and (iii) Borrower shall pay a Renewal Fee, as hereinafter defined.

LIMITED WAIVER:

Paragraph (h) (3) of the “AFFIRMATIVE COVENANTS” Section of the Note reads as follows:

(3)           Maximum Funded Debt to EBITDA* as follows:
4.0 as of 9/30/07 and 12/31/07;
3.75 as of 3/31/08, 6/30/08 and 9/30/08;
3.5 as of 12/31/08 and all quarters thereafter, to be tested quarterly on a trailing 12 month basis.

*Note:  EBITDA shall add back any non-cash expense associated with compensation and/or stock awards.  Funded Debt shall include outstanding balances under the M&T Revolving Line of Credit plus related party debt including the Combine seller note.

Pursuant to your request, the Bank hereby agrees to waive the Maximum Funded Debt to EBITDA requirement under Paragraph (h) (3) of the “AFFIRMATIVE COVENANTS” Section of the Note but only for the 4th quarter of 2008.  In consideration for the Bank’s agreeing to grant this waiver to Borrower, Borrower shall remit a waiver fee of $3,500.00 (the “Waiver Fee”) to the Bank contemporaneously with its execution and delivery hereof.

AMENDMENT:

Pursuant to your request, the Bank hereby agrees to amend and extend the Revolving Line Maturity Date set forth in the Note from August 1, 2009 to April 1, 2010.  In addition, the Interest Rate in the Note is hereafter amended and shall be three hundred (300) basis points in excess of the AEffective LIBOR Rate@.

In consideration for the Bank’s agreeing to grant this extension/renewal of the Line of Credit to Borrower, Borrower shall remit an extension/renewal fee of .5% ($30,000) (the “Renewal Fee”) to the Bank contemporaneously with its execution and delivery hereof. In addition, the Borrower shall execute the accompanying “Allonge to Note” and deliver same to the Bank contemporaneously herewith.

ADDITIONAL TERMS/CLARIFICATION:

All other terms, conditions, definitions and provisions of the Note remain unchanged and in full force and effect.

Contemporaneous with the execution of this Limited Waiver and Amendment Borrower shall remit the Waiver Fee and Renewal Fee to the Bank.

For purposes of clarification, as set forth in the Amendment (the Waiver and Amendment Letter dated as of November   , 2008), the outstanding balances under the M&T Revolving Line of Credit are not included in Current Portion (Maturities) of Long Term Debt for the Debt Service Coverage Covenant set forth in Paragraph (h) (2) of the “Affirmative Covenants” Section of the Note.

Please be aware that this Limited Waiver and Amendment pertains only to the matters and fiscal periods specifically set forth herein and it pertains only to the Note and is not effective for any other loan document.  All other terms,  conditions, definitions and provisions of the Note not specifically and expressly amended hereby and all terms, conditions, definitions and provisions of all other loan documents executed and delivered in connection with the Loan remain in full force and effect during the term of this waiver and thereafter.

MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking institution

By:           /s/Tamra Postiglione
Tamra Postiglione, Vice President

ACKNOWLEDGED AND AGREED TO BY:
“BORROWER”

EMERGING VISION, INC.

By:           /s/Christopher G. Payan
Christopher G. Payan, CEO

AGREED, CONSENTED TO AND RATIFIED BY:
"GUARANTORS"

OG ACQUISITION, INC.

By:           /s/Christopher G. Payan
Christopher G. Payan, CEO

COMBINE BUYING GROUP, INC.

By:           /s/Brian Alessi
Brian Alessi, CFO

1725758 ONTARIO INC. D/B/A THE OPTICAL GROUP

By:           /s/Christopher G. Payan
Christopher G. Payan, CEO